Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2/A of our report dated September 26, 2003, except as to
Note 12, which is as of October 16, 2003 relating to the financial statements of Procera Networks, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  Burr, Pilger & Mayer LLP

Palo Alto, California
February 27, 2004



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